                                                                     Exhibit 4.7

                      NON-QUALIFIED STOCK OPTION AGREEMENT
                      ------------------------------------


     AGREEMENT, made as of the 5th day of March 1996, by and between AgriBioTech, Inc., a Nevada corporation having its principal executive offices at 2700 Sunset Road, Suite C-25, Las Vegas, NV 89120 (the "Grantor"), and Robert Olins, with an address at 14 East 82nd Street, New York, NY 10028 (the "Optionee").


                              W I T N E S S E T H:
                              - - - - - - - - - -


     WHEREAS, the Optionee is performing consulting services on behalf of the Grantor;

     NOW, THEREFORE, in consideration of certain consulting services, and for other good and valuable consideration, the Grantor hereby grants to the Optionee options to purchase common stock of the Grantor, $.001 par value ("Common Stock"), on the following terms and conditions:

     1.   Option.
          ------

     The Grantor hereby grants to the Optionee a non-qualified stock option (not qualified as described in Section 422 of the Internal Revenue Code of 1986, as amended, the "Code") to purchase, prior to 5:00 p.m. Las Vegas time on April 30, 2001, as set forth in Paragraph 3 hereof, up to an aggregate of Two Hundred Fifty Thousand (250,000) fully paid and non-assessable shares of Common Stock (the "Shares"), subject to the terms and conditions set forth below.

     2.   Purchase Price.
          --------------

     The purchase price shall be $ 2.50 per Share (the market closing price of the Shares on February 29, 1996 when the terms of this option were agreed to. The Grantor shall pay all original issue or transfer taxes on the exercise of this option and all other fees and expenses necessarily incurred by the Grantor in connection herewith.

     3.   Exercise of Option.
          ------------------

     The Optionee shall notify the Grantor in writing in person, by overnight courier or by registered or certified mail, return receipt requested, addressed to its principal office, as to the number of Shares which Optionee desires to purchase under the option herein granted, which notice shall be accompanied by payment (by cash or certified check) of the exercise price therefor as specified in Paragraph 2 above. As soon as practicable thereafter, the Grantor shall cause to be delivered to the Optionee certificates issued in the Optionee's name evidencing the Shares purchased by the Optionee.

     4.   Divisibility and Non-Assignability of the Option.
          ------------------------------------------------

     (a) The Optionee may exercise the option herein granted from time to time subject to the provisions of Paragraph 3 above with respect to any whole number of Shares included therein, but in no event may an option be exercised as to less than ten thousand (10,000) Shares at any one time, except for the remaining Shares covered by the option if less than ten thousand (10,000).

     (b) The Optionee may give, grant, sell, exchange, transfer legal title, pledge, assign or otherwise encumber or dispose of the options herein granted or any interest therein, provided the provisions of Paragraphs 5 and 6 are complied with in their entirety.

     5.   Stock as Investment.
          -------------------

     By accepting this option, the Optionee agrees that any and all Shares purchased hereunder shall be acquired for investment purposes only and not for sale or distribution, and upon the issuance of any or all of the Shares issuable under the option granted hereunder, the Optionee shall deliver to the Grantor a representation in writing, that such Shares are being acquired in good faith for investment purposes only and not for sale or distribution. Grantor may place a "stop transfer" order with respect to such Shares with its transfer agent and place an appropriate restrictive legend on the stock certificate(s) evidencing such Shares.

     6.   Restriction on Issuance of Shares.
          ---------------------------------

     The Grantor shall not be required to issue or deliver any certificate for Shares purchased upon the exercise of any option granted hereunder unless (a) the issuance of such Shares has been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended ("Securities Act") or counsel to the Grantor or Optionee shall have given an opinion that such registration is not required; (b) approval, to the extent required, shall have been obtained from any state regulatory body having jurisdiction thereof; and
(c) permission for the listing of such Shares, if required, shall have been given by NASDAQ and any national securities exchange on which the Common Stock of the Grantor are at the time of issuance listed.

     7.   Registration Rights
          -------------------

     The Shares issued upon exercise of this option carry the registration rights set forth below:

     (a)  Piggyback Rights.  The Grantor agrees to use its best efforts to file
          ----------------
a registration statement (other than pursuant to a registration statement on Forms S-4 or S-8 or any successor form) under the Securities Act on or prior to September 30, 1996. If the Grantor files such a registration statement, the Grantor shall notify the Optionee at least twenty (20) days prior to the filing of such registration statement and will offer to include in such registration statement all or any portion of the Shares. At the written request of the Optionee, delivered to the Grantor within twenty (20) days after receipt of the Grantor's notice, the Optionee shall state the number of Shares that it wishes to sell or distribute publicly under the proposed registration statement. The Grantor will use its best efforts, through its officers, directors, auditors and counsel in all matters necessary or advisable, to cause such registration statement to become effective as promptly as practicable. In that regard, the Grantor makes no representations or warranties as to its ability to have the registration statement declared effective. All registrations requested pursuant to this Paragraph are referred to herein as "Piggyback Registrations." In the event the Grantor is advised by the staff of the SEC, NASDAQ or any self-regulatory or state securities agency that the inclusion of the Shares will prevent, preclude or materially delay the effectiveness of a registration statement filed, the Grantor, in good faith, may amend such registration statement to exclude the Shares without otherwise affecting the Optionee's rights to any other registration statement herein.

          (i)  Primary Registrations.  If a Piggyback Registration is an
               ---------------------
underwritten primary registration on behalf of the Grantor, and if the underwriter thereof advises the Grantor in writing that in its opinion the number of Shares requested to be included in such registration statement exceeds the number that can be sold in such offering without materially adversely affecting the distribution of such securities by the Grantor, then the Grantor will include in such registration statement first, the securities that the Grantor proposes to sell and second, the securities requested to be included in such registration statement, any sales of which shall apportioned pro rata among the Optionee and the holders of any other securities requesting registration according to the amounts of Shares and other securities requested to be registered.

     Notwithstanding the above, if any such underwriter shall advise the Grantor in writing that the distribution of the Shares requested to be included in the registration statement concurrently with the securities being registered by the Grantor would materially adversely affect the distribution of such securities by the Grantor, then the Optionee shall delay its offering and sale for such period ending on the earliest of (a) 180 days following the effective date of the Grantor's registration statement or (b) such date as the Grantor, managing underwriter and Optionee shall otherwise agree. In the event of such delay, the Grantor shall file such supplements, post-effective amendments and take any such other steps as may be necessary to permit such Optionee to make its proposed offering and sale for a period of ninety (90) days immediately following the end of such period of delay. If any party disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Grantor, the underwriter and the Optionee. Notwithstanding the foregoing, the Grantor shall not be required to file a registration statement to include the Shares pursuant to this Paragraph if, in the opinion of counsel for the Grantor, all of the Shares proposed to be disposed of may be transferred pursuant to the provisions of Rule 144 under the Securities Act.

          (ii) Priority on Secondary Registrations.  If a Piggyback Registration
               -----------------------------------
is an underwritten secondary registration on behalf of holders of securities of the Grantor, and the underwriter thereof advises the Grantor in writing that in its opinion the number of Shares requested to be included in such registration statement exceeds the number which can be sold in such offering without materially adversely affecting the distribution of such securities, then the Grantor will include in such registration statement the securities requested to be included in such registration statement, any sales of which shall be apportioned pro rata among the Optionee and the holders of any other securities requesting registration according to the amounts of Shares and other securities requested to be registered.

     (b) Demand Right.  If at any one time, after September 30, 1996, the
         ------------
Company has not filed a registration statement concerning the Shares and the Company shall receive a written request therefor from either the Optionee, or any of the holders of any other option originally issued on March 5, 1996 (the "Bridge Options"), the Company shall prepare and file one registration statement under the Securities Act covering the shares which are the subject of such request and the Shares of Optionee and the Bridge Options, and shall use its best efforts to cause such registration statement to become effective.

     (c)  Indemnification.  In the event of any registration of a security
          ---------------
pursuant to this Section, the Grantor shall indemnify the Optionee and its officers and directors against all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented) relating to such registration, or caused by any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made unless such statement or omission was made in reliance upon and in conformity with information furnished to the Grantor by the Optionee expressly for use therein. The Optionee shall also indemnify the Grantor, its officers and directors and each underwriter of the Shares so registered with respect to losses, claims, damages and liabilities caused by any untrue statement or omission made in reliance upon and in conformity with information furnished by the Optionee to the Grantor expressly for use in such registration statement or prospectus.

     (d)  Expenses.  All expenses of any registration referred to in this
          --------
Section, underwriting commissions or discounts, filing fees and any transfer or other taxes applicable to the options and/or Shares, shall be borne by the Grantor, except the fees and disbursements of counsel to the Optionee.

     8.   Adjustments Upon Changes in Capitalization.
          ------------------------------------------

                                     -3-
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     (a)  In the event of changes in the outstanding Common Stock of the Grantor by reason of common stock dividends, stock splits, recapitalizations, combinations, or exchanges of shares, separations, reorganizations, or liquidations, the number and class of Shares as to which the option may be exercised shall be correspondingly adjusted by the Grantor. No adjustment shall be made with respect to stock dividends or splits which do not exceed 10% in any fiscal year, cash dividends or the issuance to shareholders of the Grantor of rights to subscribe for additional Common Stock or other securities.

     (b) Any adjustment in the number of Shares shall apply proportionately to only the unexercised portion of the option granted hereunder. If fractions of a Share would result from any such adjustment, the adjustment shall be revised to the next higher whole number of Shares so long as such increase does not result in the holder of the option being deemed to own more than 5% of the total combined voting power or value of all classes of stock of the Grantor or its subsidiaries.

     9.   Effect of Mergers, Consolidations or Sales of Assets.
          ----------------------------------------------------

     Anything contained herein to the contrary, a merger or consolidation in which the Grantor is not the surviving corporation, or a sale of substantially all of the Grantor's assets or capital stock shall cause the unexercised options to terminate automatically, unless otherwise provided by the Board of Directors.

     Furthermore, this option may, at the discretion of the Board of Directors of the Grantor and said other corporation, be exchanged for options to purchase shares of capital stock of another corporation which the Grantor, and/or a subsidiary thereof is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by said other corporation or separated or reorganized into. The terms, provisions and benefits to the Optionee of such substitute option(s) shall in all respects be identical to the terms, provisions and benefits of Optionee under this option prior to said substitution. To the extent the above may be inconsistent with Sections 424(a)(1) and (2) of the Code, the above shall be deemed interpreted so as to comply therewith.


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

     10.  No Rights in Option Stock.
          -------------------------

     Optionee shall have no rights as a shareholder in respect of Shares as to which the option granted hereunder shall not have been exercised and payment made as herein provided.

     11.  Binding Effect.
          --------------

     Except as herein otherwise expressly provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors, legal representatives and assigns.

     12.  Miscellaneous.
          -------------

     This Agreement shall be construed under the laws of the State of Nevada applied to agreements made and to be performed entirely within such State. Headings have been included herein for convenience of reference only and shall not be deemed a part of this Agreement.

     13.  Counterparts.  This Agreement may be executed and delivered in
          ------------
multiple counterpart copies, each of which shall be an original and all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                              AGRIBIOTECH, INC.



                              By: /S/ Johnny R. Thomas
                                 --------------------------
                                 Johnny R. Thomas,
                                 President


                              ACCEPTED AND AGREED TO:


                                 /s/ Robert Olins
                              -----------------------------
                                 Robert Olins

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